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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of General Signal Corporation of our report dated February 3, 1994, which appears on page 1 of Reliance Electric Company's Annual Report to Shareholders, as included at
Exhibit 99.4 to its Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page FS-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            /s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Cleveland, Ohio
October 19, 1994